EXHIBIT 32

In connection with the Quarterly Report of Nano Labs Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), Bernardo Camacho Chavarria, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.

May 14, 2013	By:	/s/ Bernardo Camacho Chavarria
Bernardo Camacho Chavarria,
Principal Executive, Financial and
Accounting Officer